     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2000


                                                      REGISTRATION NO. 333-32124

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------


                         PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4


                             REGISTRATION STATEMENT

                                   UNDER THE

                             SECURITIES ACT OF 1933
                                 --------------

                         U S WEST COMMUNICATIONS, INC.

             (Exact name of registrant as specified in its charter)

                                      4811

                          (Primary Standard Industrial
                          Classification Code Number)

                                    COLORADO
                        (State or other jurisdiction of
                         incorporation or organization)

                                   84-0273800

                                (I.R.S. Employer
                             Identification Number)

                             1801 CALIFORNIA STREET
                             DENVER, COLORADO 80202
                                 (303) 672-2700

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           THOMAS O. MCGIMPSEY, ESQ.
                         U S WEST COMMUNICATIONS, INC.
                       1801 CALIFORNIA STREET, SUITE 5100
                             DENVER, COLORADO 80202
                                 (303) 672-2700

 (Name, address, including zip code, and telephone number of agent for service)

                                   COPIES TO:

                             DENNIS J. BLOCK, ESQ.
                         CADWALADER, WICKERSHAM & TAFT
                                100 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                                 (212) 504-6000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

  As soon as practicable after this Registration Statement becomes effective.
                                 --------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   THIS PROSPECTUS, DATED MARCH 24, 2000, IS


                      SUBJECT TO COMPLETION AND AMENDMENT

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                                     [LOGO]

                         U S WEST COMMUNICATIONS, INC.

                    Offer to exchange all of our Outstanding
                 $750,000,000 7.20% Notes due November 1, 2004

                                      for

                 $750,000,000 7.20% Notes due November 1, 2004
          which have been registered under the Securities Act of 1933


Our offer to exchange old 7.20% Notes for new 7.20% Notes which have been registered under the Securities Act of 1933, will be open until 5:00 p.m. New York City Time, on May 1, 2000, unless we extend the offer.


If the anticipated merger of our parent company, U S WEST, Inc. ("U S WEST"), with Qwest Communications International Inc. ("Qwest") is consummated, our parent company will be merged with and into Qwest, with Qwest being the surviving corporation. Neither U S WEST prior to the merger nor Qwest after the merger will be guaranteeing the payment of principal, premium, if any, or interest on the 7.20% Notes. See "RECENT DEVELOPMENTS--MERGER WITH QWEST" on page 8.


YOU SHOULD CAREFULLY REVIEW THE RISK FACTORS ON PAGE 7 OF THIS PROSPECTUS.


THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US WHICH IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. YOU CAN OBTAIN DOCUMENTS CONTAINING THIS INFORMATION THROUGH US OR THE SECURITIES AND EXCHANGE COMMISSION. DOCUMENTS INCORPORATED BY REFERENCE ARE AVAILABLE FROM US WITHOUT CHARGE, EXCLUDING ALL EXHIBITS, UNLESS WE HAVE SPECIFICALLY INCORPORATED BY REFERENCE AN EXHIBIT IN THIS PROSPECTUS. YOU MAY OBTAIN DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS BY REQUESTING THEM IN WRITING OR BY TELEPHONE
FROM: INVESTOR RELATIONS, U S WEST, INC., 1801 CALIFORNIA STREET, DENVER, COLORADO 80202, TELEPHONE NUMBER (303) 896-1277. SEE "WHERE YOU CAN FIND MORE INFORMATION."


If you would like to request documents from us, please do so by April 24, 2000 to receive them before the exchange offer expires.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               The date of this prospectus is             , 2000.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Forward-Looking Information May Prove Inaccurate............      1
Where You Can Find More Information.........................      2
Prospectus Summary..........................................      3
Risk Factors................................................      7
U S WEST Communications, Inc................................      7
Recent Developments.........................................      8
The Exchange Offer..........................................      9
Use of Proceeds.............................................     16
Capitalization of U S WEST Communications, Inc..............     17
Ratio of Earnings to Fixed Charges..........................     17
Description of New 7.20% Notes..............................     18
Registration Rights.........................................     27
Certain U.S. Federal Tax Considerations.....................     30
Plan of Distribution........................................     33
Legal Matters...............................................     34
Experts.....................................................     34

                FORWARD-LOOKING INFORMATION MAY PROVE INACCURATE

Some of the information presented in this prospectus or incorporated by reference herein constitutes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on reasonable assumptions within the bounds of our knowledge of our businesses and operations, there can be no assurance that actual results will not differ materially from our expectations. Factors that could cause actual results to differ from expectations include:


    - greater than anticipated competition from new entrants into the local exchange, intraLATA (Local Access and Transport Areas) toll, wireless, data and directories markets, causing loss of customers and increased price competition;


    - changes in demand for our products and services, including optional custom calling features;

    - higher than anticipated employee levels, capital expenditures and operating expenses (such as costs associated with interconnection);

    - the loss of significant customers;

    - pending and future state and federal regulatory changes affecting the telecommunications industry, including changes that could have an impact on the competitive environment and service pricing in the local exchange market;

    - acceleration of the deployment of additional services and/or advanced new services to customers, such as broadband data and wireless (including the purchase of spectrum licenses), which would require substantial expenditure of financial and other resources;

    - changes in economic conditions in the various markets served by our operations;

    - higher than anticipated start-up costs associated with new business opportunities;

    - delays in our ability to begin offering interLATA long-distance services;

    - timing, cost and consumer acceptance of broadband services, including telephony, data, video and wireless services;

    - delays in the development of anticipated technologies or the failure of such technologies to perform according to expectations; and

    - timing and completion of the recently announced merger of our parent company with Qwest and the subsequent integration of the businesses of the two companies. See "RECENT DEVELOPMENTS--MERGER WITH QWEST."

To the extent that this prospectus contains forward-looking information regarding Qwest, please see the forward-looking information safe harbor statements contained in documents Qwest has filed with the Securities and Exchange Commission (the "SEC" or the "Commission").

You should not construe these cautionary statements as an exhaustive list or as any admission by us regarding the adequacy of our disclosures. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by our forward-looking statements or other statements. In addition, you are urged to consider statements that include the terms "believes," "belief," "expects," "plans," "objectives," "anticipates," "intends," or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear.

We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

                      WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C., 20549, and in New York, New York, and Chicago, Illinois. For further information on the public reference rooms, please call the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.


The SEC allows us to "incorporate by reference" into this prospectus certain information that we file with the SEC, which means that we can disclose important information to you by referring to that information in this prospectus. Information incorporated by reference is considered a part of this prospectus, and later information filed with the SEC will automatically update and supersede previous information. We incorporate by reference the document listed below and any future filings (including filings made after the date on which the registration statement was initially filed with the SEC and before the registration statement becomes effective) made by us with the SEC under Sections 13(a), 13(c), 14, 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):


    - Our Annual Report on Form 10-K for the year ended December 31, 1999, filed March 3, 2000.

You may obtain a copy of these filings, at no cost, by writing or telephoning us, or by contacting Investor Relations through an e-mail link on U S WEST's (our parent company's) web page, at:

Investor Relations
U S WEST, Inc.
1801 California Street
Denver, Colorado 80202
(303) 896-1277
http://www.uswest.com

You should rely only on the information in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these debt securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

                               PROSPECTUS SUMMARY

WHO WE ARE

U S WEST Communications, Inc. (the "Company" or "U S WEST Communications" which may be referred to as "we," "us," or "our") is a wholly owned subsidiary of U S WEST, Inc. ("U S WEST"). We are a Colorado corporation and our principal executive offices are located at 1801 California Street, Denver, Colorado 80202, telephone number (303) 672-2700.

We provide communications services to more than 25 million residential and business customers in our 14 state region (the "Region"). The Region includes the states of Arizona, Colorado, Idaho, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oregon, South Dakota, Utah, Washington and Wyoming. We are organized on the basis of our products and services and operate in three segments: retail services, wholesale services and network services. For additional information, please refer to the documents we have incorporated by reference. See "WHERE YOU CAN FIND MORE INFORMATION."

THE EXCHANGE OFFER

On November 1, 1999, we issued $750,000,000 aggregate principal amount of 7.20% Notes (the "old 7.20% Notes") to certain initial purchasers in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The terms of the new 7.20% Notes ("new 7.20% Notes") and the old 7.20% Notes are substantially identical in all material respects, except that the new 7.20% Notes will be freely transferable by the holders, except as otherwise provided in this prospectus.

We are offering to exchange $1,000 principal amount of new 7.20% Notes (together with the old 7.20% Notes, the "7.20% Notes") in exchange for each $1,000 principal amount of old 7.20% Notes (the "exchange offer").

The new 7.20% Notes issued in the exchange offer may be offered for resale or resold by holders without having to comply with the registration and prospectus delivery requirements of the Securities Act, provided that:

    - the new 7.20% Notes are acquired in the ordinary course of the holders' business and the holders have no arrangement with any person to engage in a distribution of new 7.20% Notes, and

    - the holders are not "affiliates" of us or broker-dealers who purchased old 7.20% Notes directly from us to resell under Rule 144A or any other available exemption under the Securities Act.

Each holder, other than a broker-dealer, must acknowledge that it is not engaged in and does not intend to engage in a distribution of the new 7.20% Notes and has no arrangement to participate in a distribution of new 7.20% Notes. Each broker-dealer that receives new 7.20% Notes for its own account in the exchange offer must acknowledge that it will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the new 7.20% Notes. Broker-dealers who acquired old 7.20% Notes directly from us and not as a result of market-making activities or other trading activities may not participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act in order to resell the old 7.20% Notes.


EXPIRATION DATE........................  The exchange offer will expire at 5:00 p.m., New York City time, on May 1, 2000, or a later date and time to which we extend it (the "expiration date").

WITHDRAWAL.............................  The tender of the old 7.20% Notes in the exchange offer may be withdrawn at any time prior to 5:00 p.m., New York
                                         City time, on May 1, 2000, or a later date and time to
                                         which we extend the offer.

INTEREST ON THE NEW 7.20% NOTES AND THE
  OLD 7.20% NOTES......................  Interest on the new 7.20% Notes will accrue from the date of the original issuance of the old 7.20% Notes or from
                                         the date of the last periodic payment of interest on the
                                         old 7.20% Notes, whichever is later. No additional
                                         interest will be paid on the old 7.20% Notes tendered and
                                         accepted for exchange. However, old 7.20% Notes which are
                                         not tendered or accepted for exchange will continue to
                                         accrue interest.

PROCEDURES FOR TENDERING OLD 7.20%
  NOTES................................  To accept the exchange offer, you must complete, sign and date a copy of the letter of transmittal and mail or
                                         otherwise deliver it, together with the old 7.20% Notes
                                         and any other required documentation, to the exchange
                                         agent at the address set forth in this prospectus. Persons holding the old 7.20% Notes through the Depository Trust
                                         Company and wishing to accept the exchange offer must do
                                         so under the Depository Trust Company's automated tender
                                         offer program. Under this program, each tendering
                                         participant will agree to be bound by the letter of
                                         transmittal.

EXCHANGE AGENT.........................  Our exchange agent is Bank One Trust Company, National
                                         Association.

FEDERAL INCOME TAX CONSIDERATIONS......  In the opinion of our counsel, the exchange of old 7.20%
                                         Notes for new 7.20% Notes in the exchange offer will not
                                         be a taxable exchange for United States federal income tax purposes.

EFFECT OF NOT TENDERING................  Old 7.20% Notes that are not tendered or that are tendered but not accepted will continue to be subject to the
                                         existing restrictions on transfer. We will have no further obligation to register the old 7.20% Notes under the
                                         Securities Act.

THE NEW 7.20% NOTES

Some of the terms and conditions described below are subject to important limitations and exceptions. The "DESCRIPTION OF NEW 7.20% NOTES" section of this prospectus beginning on page 18 contains a more detailed description of the terms and conditions of the new 7.20% Notes.

ISSUER.................................  U S WEST Communications, Inc., a Colorado corporation.

SECURITIES OFFERED.....................  $750,000,000 principal amount of new 7.20% Notes due 2004.

MATURITY...............................  November 1, 2004.

INTEREST RATE..........................  7.20% per annum, calculated using a 360-day year of twelve
                                         30 day months.

INTEREST PAYMENT DATES.................  Interest on the 7.20% Notes is payable semi-annually in arrears commencing May 1, 2000 and each May 1 and
                                         November 1 thereafter until maturity.

RANKING................................  The new 7.20% Notes will rank equally with all of our other unsecured and unsubordinated indebtedness. As of
                                         December 31, 1999, we had approximately $7.092 billion of
                                         debt outstanding.

                                         Neither U S WEST prior to the merger nor Qwest after the
                                         merger will be guaranteeing the payment of principal,
                                         premium, if any, or interest on the 7.20% Notes.

OPTIONAL REDEMPTION....................  We can redeem the 7.20% Notes at any time at a redemption price determined as described under "DESCRIPTION OF NEW
                                         7.20% NOTES--OPTIONAL REDEMPTION" on page 19.

RISK FACTORS


We urge you to carefully review the risk factors on page 7 for a discussion of factors you should consider before exchanging your old 7.20% Notes for new 7.20% Notes.

                    SELECTED FINANCIAL DATA FOR THE COMPANY
                             (DOLLARS IN MILLIONS)

The following table sets forth our summary historical financial information. The summary historical financial data below should be read in conjunction with our consolidated financial statements and notes thereto, included in our Form 10-K for the year ended December 31, 1999. See "WHERE YOU CAN FIND MORE INFORMATION." The summary historical financial data at December 31, 1999, 1998, 1997 and 1996 and for each of the four years ended December 31, 1999, have been derived from our consolidated financial statements, which have been audited by Arthur Andersen LLP, independent public accountants. The summary historical financial data at December 31, 1995 and for the year ended December 31, 1995, has been derived from our consolidated financial statements, which have been audited by PricewaterhouseCoopers LLP, independent accountants. See "EXPERTS."

                                                                 YEAR ENDED OR AS OF
                                                                     DECEMBER 31,
                                                 ----------------------------------------------------
                                                   1999       1998       1997       1996       1995
                                                 --------   --------   --------   --------   --------
STATEMENT OF INCOME DATA:
Operating revenues.............................  $11,464    $10,871    $10,083    $ 9,831    $ 9,284
Operating income(1)............................    2,960      2,618      2,336      2,400      2,225
Interest expense...............................      403        386        374        414        386
Net income(2)..................................    1,562      1,335      1,252      1,267      1,211

BALANCE SHEET DATA:
Total assets...................................   19,978     17,578     17,008     16,632     16,350
Total debt.....................................    7,092      5,943      5,516      6,209      6,406
Total equity...................................    4,720      4,463      4,400      4,060      3,746

OPERATING DATA:
EBIDTA(3)......................................    5,253      4,756      4,439      4,501      4,247
Capital expenditures...........................    4,027      2,797      2,605      2,779      2,714
Ratio of earnings to fixed charges.............     5.91       5.55       5.33       4.95       4.86
Telephone network access lines in service
 (thousands)...................................   17,009     16,601     16,033     15,424     14,795
Billed access minutes of use (millions)
  Interstate...................................   61,854     58,927     55,362     52,039     47,801
  Intrastate...................................   13,022     12,366     11,729     10,451      9,504
Telephone company employees....................   46,352     46,310     43,749     45,427     47,934
Telephone company employees per ten thousand
 access lines..................................     27.3       27.9       27.3       29.5       32.4

------------------------------

(1) Operating income for the first nine months of 1998 and fiscal 1998 includes Separation (as defined below) expenses of $94 and an asset impairment charge of $35. 1997 operating income includes a $225 regulatory charge related primarily to a rate reduction order in the State of Washington. 1996 operating income includes the current effects of $24 from adopting Statement of Financial Accounting Standards ("SFAS") No. 121.

(2) Net income for the first nine months of 1998 and fiscal 1998 includes Separation expenses of $68 and an asset impairment charge of $21. 1997 net income includes a $152 regulatory charge related primarily to a rate reduction order in the State of Washington, a gain of $48 on the sales of certain rural telephone exchanges, and a gain of $32 on the sale of our investment in Bell Communications Research, Inc. 1996 net income includes a gain of $36 on the sales of certain rural telephone exchanges and the cumulative and current effects of $34 and $15, respectively, from adopting SFAS No. 121. 1995 net income includes a gain of $85 on the sales of certain rural telephone exchanges, an extraordinary charge of $8 for early extinguishment of debt and $8 for costs associated with the November 1995 recapitalization.

(3) Earnings before interest, taxes, depreciation, amortization, and other ("EBITDA"). We consider EBITDA an important indicator of the operational strength and performance of our business. EBITDA, however, should not be considered as an alternative to operating or net income as an indicator of the performance of our business or as an alternative to cash flows from operating activities as a measure of liquidity, in each case determined in accordance with generally accepted accounting principles.

                                  RISK FACTORS

You should carefully consider the following discussion of risks, and the other information included or incorporated by reference in this prospectus in evaluating us and our business before participating in the exchange offer:

RISK FACTORS RELATED TO THE EXCHANGE

Holders of old 7.20% Notes who do not exchange their old 7.20% Notes for new 7.20% Notes will continue to be subject to the restrictions on transfer of the old 7.20% Notes, as set forth in the legends on the old 7.20% Notes. The old 7.20% Notes may not be offered or sold unless they are registered under the Securities Act or are exempt from registration. See "THE EXCHANGE OFFER."

CREDIT RATINGS

After U S WEST announced on May 17, 1999 that it had entered into an agreement and plan of merger with Global Crossing Ltd., a Bermuda company ("Global Crossing") (as described under "RECENT DEVELOPMENTS" below), the ratings assigned to our senior unsecured indebtedness were placed under review with implications for possible downgrade by Moody's Investors Services, Inc. ("Moody's") and Standard & Poor's Ratings Services ("Standard & Poor's").
Duff & Phelps Credit Rating Co. ("Duff & Phelps") reaffirmed our pre-announcement rating.

On January 20, 2000, Standard & Poor's announced a change in their methodology for analyzing ratings on United States based telephone operating companies and their respective parent companies. As a result of this change in methodology, the rating on our senior debt was lowered from A+ to A, and remains under review for possible downgrade. Our parent company's proposed merger with Qwest is not expected to be consummated before mid-2000 and it is possible that our ratings will remain under review until the merger is consummated.

The current credit ratings for our senior unsecured indebtedness are as follows:

        MOODY'S              STANDARD & POOR'S           DUFF & PHELPS
        -------              -----------------           -------------
           A2                        A                        AA-

OTHER RISKS

We may decide to accelerate the deployment of additional services and/or advanced new services to customers, such as broadband data and wireless (including the purchase of spectrum licenses), which would require substantial expenditure of financial and other resources. Such acceleration could have a material adverse effect on our financial condition or results of operations.

                         U S WEST COMMUNICATIONS, INC.

We are incorporated under the laws of the State of Colorado and have our principal offices at 1801 California Street, Denver, Colorado 80202, telephone number (303) 672-2700. We are a wholly owned subsidiary of U S WEST.

On June 12, 1998, our former parent corporation, which has subsequently been renamed MediaOne Group, Inc., separated its media business and communications business into two publicly traded companies (the "Separation"). The media business is conducted through MediaOne Group, Inc. and the communications business, including the domestic directory business, is conducted through U S WEST and its subsidiaries.

We provide communications services to more than 25 million residential and business customers in our 14 state region (the "Region"). The Region includes the states of Arizona, Colorado, Idaho, Iowa,

Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oregon, South Dakota, Utah, Washington and Wyoming. We are organized on the basis of our products and services and operate in three segments: retail services, wholesale services and network services.

                              RECENT DEVELOPMENTS

MERGER WITH QWEST


On July 18, 1999, U S WEST, our parent company, and Qwest entered into an Agreement and Plan of Merger (the "Qwest Merger Agreement"), a copy of which is attached to U S WEST's Current Report on Form 8-K filed with the SEC on
July 21, 1999. U S WEST and Qwest are independent companies and will continue to remain independent until the completion of the merger. Upon completion of the merger, holders of U S WEST common stock will receive, for each share of U S WEST common stock, subject to the collar and the cash option described in the Qwest Merger Agreement, shares of Qwest common stock having a value of $69. The Federal Communications Commission ("FCC") has generally approved the merger subject to its approving the plan of Qwest to divest its in-region interLATA business prior to the consummation of the merger. The merger is also subject to approval by certain state regulatory agencies. For further information regarding our parent company's anticipated merger with Qwest and the risks associated therewith, please refer to U S WEST's Schedule 14A filed with the SEC on September 17, 1999.


Prior to the execution of the Qwest Merger Agreement, U S WEST entered into a termination agreement with Global Crossing, terminating the agreement and plan of merger, dated as of May 16, 1999, between U S WEST and Global Crossing. A copy of the termination agreement is attached to U S WEST's Current Report on Form 8-K filed with the SEC on July 21, 1999.

QWEST

Qwest is a broadband, Internet communications services company with a high-capacity fiber optic communications network. Qwest's communications services business offers Internet and multimedia services as well as traditional voice communications services. Its Internet and multimedia services include services related to the transmission of image, data and voice information. Qwest provides services to business customers, governmental agencies and consumers in domestic and international markets. Qwest also provides wholesale services to other communications providers, including Internet service providers and other data service companies.

Qwest is subject to the reporting requirements of the Exchange Act and, in accordance therewith, is required to file reports and other information with the SEC relating to its business, financial condition and other matters. Such information may be examined and copies may be obtained from the SEC as described under "WHERE YOU CAN FIND MORE INFORMATION." Such information should also be on file at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The information contained in this section of the prospectus regarding Qwest has been derived from the publicly available documents described in the preceding paragraph. We have not independently verified the accuracy or completeness of the Qwest information, and we make no representation or warranty, express or implied, regarding the Qwest information contained in this prospectus.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

We originally issued and sold the old 7.20% Notes on November 1, 1999 in an offering exempt from registration under the Securities Act in reliance upon the exemptions provided by Section 4(2), Rule 144A and Regulation S of the Securities Act. Accordingly, the old 7.20% Notes may not be transferred in the United States unless registered or unless an exemption from the registration requirements of the Securities Act and applicable state securities laws is available.

As a condition to the sale of the old 7.20% Notes, we and the initial purchasers of the old 7.20% Notes (the "initial purchasers") entered into a registration rights agreement dated as of October 26, 1999 (the "Registration Rights Agreement"). In the Registration Rights Agreement, we agreed that we would use our reasonable best efforts to:

    - file with the SEC a registration statement under the Securities Act with respect to the new 7.20% Notes within 150 calendar days of November 1, 1999 (or by March 30, 2000),

    - cause a registration statement to be declared effective under the Securities Act within 180 calendar days after November 1, 1999 (or by April 29, 2000),

    - keep the exchange offer open for not less than 30 calendar days (or longer if required by applicable law) after the date that notice of the exchange offer is mailed to the holders of the old 7.20% Notes, and

    - consummate the exchange offer within 225 calendar days of November 1, 1999 (or by June 13, 2000).

We have filed a copy of the Registration Rights Agreement as an exhibit to the registration statement of which this prospectus is a part. The registration statement satisfies certain of our obligations under the Registration Rights Agreement.

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD 7.20% NOTES

This prospectus and the accompanying letter of transmittal together make up the exchange offer. On the terms and subject to the conditions set forth in this prospectus and the letter of transmittal, we will accept for exchange any old 7.20% Notes that are properly tendered on or before the expiration date unless they are withdrawn as permitted below. We will issue $1,000 principal amount at maturity of new 7.20% Notes in exchange for each $1,000 principal amount at maturity of outstanding old 7.20% Notes surrendered in the exchange offer. Holders of the old 7.20% Notes may tender some or all of their old 7.20% Notes, however, old 7.20% Notes may be exchanged only in integral multiples of $1,000. The form and terms of the new 7.20% Notes are the same as the form and terms of the old 7.20% Notes except that the exchange will be registered under the Securities Act and the new 7.20% Notes will not bear legends restricting their transfer.

The new 7.20% Notes will evidence the same debt as the old 7.20% Notes and will be issued under the same indenture.


The exchange offer is not conditioned upon any minimum principal amount of old 7.20% Notes being tendered. As of the date of this prospectus, an aggregate of $750,000,000 in principal amount at maturity of the old 7.20% Notes is
outstanding. This prospectus is first being sent on or about March   , 2000, to
all holders of old 7.20% Notes known to us.


Holders of the old 7.20% Notes do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer.

We may, at any time or from time to time, extend the period of time during which the exchange offer is open and delay acceptance for exchange of any old 7.20% Notes, by giving written notice of the extension to the holders as described below. During the extension, all old 7.20% Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old 7.20% Notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration of the exchange offer.

We reserve the right to amend or terminate the exchange offer if any of the conditions of the exchange offer are not met. The conditions of the exchange offer are specified below under "--CONDITIONS OF THE EXCHANGE OFFER." We will give written notice of any extension, amendment, nonacceptance or termination to the holders of the old 7.20% Notes as promptly as practicable. Any extension to be issued by means of a press release or other public announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

PROCEDURES FOR TENDERING OLD 7.20% NOTES

The tender of old 7.20% Notes by a holder as set forth below and the acceptance by us will create a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, a holder who wishes to tender old 7.20% Notes for exchange must send a completed and signed letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent at one of the addresses set forth below under "--EXCHANGE AGENT" on or before the expiration date. In addition, either:

    - the exchange agent must receive before the expiration date certificates for the old 7.20% Notes along with the letter of transmittal,

    - the exchange agent must receive confirmation before the expiration date of a book-entry transfer of the old 7.20% Notes into the exchange agent's account at The Depository Trust Company ("DTC") as described below, or

    - the holder must comply with the guaranteed delivery procedures described below.

The method of delivery of old 7.20% Notes, letters of transmittal and all other required documents, including delivery through DTC, is at the election and risk of the holders. If the delivery is by mail, we recommend that holders use registered mail, properly insured, with return receipt requested. In all cases, holders should allow sufficient time to assure timely delivery. Holders should not send letters of transmittal or old 7.20% Notes to us.

Some beneficial ownership of old 7.20% Notes is registered in the name of a broker, dealer, commercial bank, trustee or other nominee. If one of those beneficial owners wishes to tender, the beneficial owner should contact the registered holder of the old 7.20% Notes promptly and instruct the registered holder to tender on the beneficial owner's behalf. If one of those beneficial owners wishes to tender on its own behalf, then before completing and signing the letter of transmittal and delivering its old 7.20% Notes, the beneficial owner must either register ownership of the old 7.20% Notes in the beneficial owner's name or obtain a properly completed power of attorney from the registered holder of old 7.20% Notes. The transfer of record ownership may take considerable time. If the letter of transmittal is signed by a person other than the registered holder of the old 7.20% Notes, the old 7.20% Notes must be endorsed or accompanied by appropriate powers of attorney. In either case, the letter of transmittal must be signed exactly as the name of the registered holder appears on the old 7.20% Notes.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the old 7.20% Notes surrendered for exchange are tendered:

    - by a registered holder of the old 7.20% Notes who has not completed the box entitled "SPECIAL REGISTRATION INSTRUCTIONS" or "SPECIAL DELIVERY INSTRUCTIONS" on the letter of transmittal, or

    - for the account of a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an eligible guarantor institution. Eligible guarantor institutions include:

       - a member of a registered national securities exchange, or

       - a member of the National Association of Securities Dealers, Inc., or

       - a commercial bank or trust company having an office or correspondent in the United States.

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an eligible guarantor institution.

If old 7.20% Notes are registered in the name of a person other than a signer of the letter of transmittal, the old 7.20% Notes surrendered for exchange must be endorsed by the registered holder with the signature guaranteed by an eligible guarantor institution. Alternatively, the old 7.20% Notes may be accompanied by a written assignment, signed by the registered holder with the signature guaranteed by an eligible guarantor institution.

All questions as to the validity, form, eligibility, time of receipt and acceptance of old 7.20% Notes tendered for exchange will be determined by us in our sole discretion, and our determination shall be final and binding. We reserve the absolute right to reject any tenders of any old 7.20% Notes not properly tendered or any old 7.20% Notes whose acceptance might, in our judgment or the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any old 7.20% Notes either before or after the expiration date. The interpretation of the terms and conditions of the exchange offer as to any old 7.20% Notes either before or after the expiration date by us will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old 7.20% Notes for exchange must be cured within a reasonable period of time as we shall determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of old 7.20% Notes for exchange. Any old 7.20% Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable.

If the letter of transmittal or any old 7.20% Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless waived by us, those persons must submit proper evidence satisfactory to us of their authority to act.

By tendering, each holder will represent to us:

    - that it is not an "affiliate," as defined in Rule 405 of the Securities Act, of us, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable,

    - that it is not a broker-dealer tendering Registrable Securities (as defined in the Registration Rights Agreement described herein) acquired directly from us,

    - that it is acquiring the new 7.20% Notes in the ordinary course of its business, and

    - at the time of the closing of the exchange offer it has no arrangement or understanding to participate in the distribution, within the meaning of the Securities Act, of the new 7.20% Notes.

If the holder is a broker-dealer that will receive new 7.20% Notes for its own account in exchange for old 7.20% Notes that were acquired as a result of market-making activities or other trading activities, the holder may be deemed to be an "underwriter" within the meaning of the Securities Act. Such holder will be required to acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of the new 7.20% Notes. However, by so acknowledging and by delivering a prospectus, the holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF OLD 7.20% NOTES FOR EXCHANGE; DELIVERY OF NEW 7.20% NOTES

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old 7.20% Notes properly tendered and will issue the new 7.20% Notes promptly after acceptance of the old 7.20% Notes. See "--CONDITIONS OF THE EXCHANGE OFFER" below. We will be deemed to have accepted properly tendered old 7.20% Notes for exchange when we have given oral or written notice to the exchange agent.

For each old 7.20% Note validly tendered to us, the holder of the old 7.20% Note will receive a new 7.20% Note having a principal amount equal to the principal amount of the tendered old 7.20% Note. The new 7.20% Notes will bear interest at the same rate and on the same terms as the old 7.20% Notes. Consequently, interest on the new 7.20% Notes will accrue at a rate of 7.20% per annum and will be payable semiannually in arrears on May 1, 2000, and each May 1 and November 1 thereafter until maturity. Interest on each new 7.20% Note will accrue from the last interest payment date on which interest was paid on the surrendered old 7.20% Note or, if no interest has been paid on such old 7.20% Note, from the date of the original issuance thereof.

The issuance of new 7.20% Notes for old 7.20% Notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for the old 7.20% Notes or a timely book-entry confirmation of the old 7.20% Notes into the exchange agent's account at the book-entry transfer facility, a completed and signed letter of transmittal and all other required documents. If any tendered old 7.20% Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer, or if old 7.20% Notes are submitted for a greater amount than the holder desires to exchange, the unaccepted or non-exchanged old 7.20% Notes will be returned without expense to the tendering holder as promptly as practicable after the exchange offer expires or terminates. In the case of old 7.20% Notes tendered by book-entry procedures described below, the non-exchanged old 7.20% Notes will be credited to an account maintained with the book-entry transfer facility.

CONDITIONS OF THE EXCHANGE OFFER

We will not be required to accept for exchange any old 7.20% Notes and may terminate or amend the exchange offer prior to the expiration date, if we determine that we are not permitted to effect the exchange offer because of:

    - any changes in law, or applicable interpretations by the SEC, or

    - any action or proceeding is instituted or threatened in any court or governmental agency with respect to the exchange offer.

If we determine that any of the conditions are not satisfied, we may refuse to accept any old 7.20% Notes and return all tendered old 7.20% Notes to the tendering holders or extend the exchange offer and retain all old 7.20% Notes tendered prior to the expiration date, subject to the rights of holders to withdraw such old 7.20% Notes or waive such unsatisfied conditions with respect to the exchange offer and accept all properly tendered old 7.20% Notes which have not been withdrawn. If such waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the old 7.20% Notes and we will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

Holders may have certain rights and remedies against us under the Registration Rights Agreement if we fail to close the exchange offer, whether or not the conditions stated above occur. These conditions are not intended to modify those rights or remedies. See "REGISTRATION RIGHTS."

BOOK-ENTRY TRANSFER

The exchange agent will make a request to establish an account for the old 7.20% Notes at the book-entry transfer facility for the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in the book-entry transfer facility's systems may make book-entry delivery of old 7.20% Notes by causing the book-entry transfer facility to transfer the old 7.20% Notes into the exchange agent's account at the book-entry transfer facility in accordance with the book-entry transfer facility's procedures for transfer. However, although delivery of old 7.20% Notes may be effected through book-entry transfer at the book-entry transfer facility, the letter of transmittal or facsimile, or an agent's message, with any required signature guarantees and any other required documents, must be received by the exchange agent at one of the addresses set forth below under "--EXCHANGE AGENT" on or before the expiration date or the guaranteed delivery procedures described below must be complied with.

The term "agent's message" means a message, transmitted by DTC to the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce the letter of transmittal against the participant.

GUARANTEED DELIVERY PROCEDURES

If a registered holder wishes to tender his old 7.20% Notes and the old 7.20% Notes are not immediately available, or time will not permit the holder's old 7.20% Notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on time, the old 7.20% Notes may nevertheless be exchanged if:

    - the tender is made through an eligible guarantor institution,

    - before the expiration date, the exchange agent has received from the eligible guarantor institution an agent's message with respect to guaranteed delivery or a completed and signed letter of transmittal, or a facsimile, and a notice of guaranteed delivery, substantially in the form provided by us. Delivery may be made by facsimile transmission, mail or hand delivery. The letter of transmittal and notice of guaranteed delivery must set forth the name and address of the holder of the old 7.20% Notes and the amount of the old 7.20% Notes being tendered, state that the tender is being made and guarantee that within five trading days on the New York Stock Exchange ("NYSE") after the date of signing of the notice of guaranteed delivery, the certificates for all physically tendered old 7.20% Notes, in proper form for transfer, or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent, and

    - the certificates for all physically tendered old 7.20% Notes, in proper form for transfer, or a book-entry confirmation and all other documents required by the letter of transmittal, are received by the exchange agent within five NYSE trading days after the date of signing the notice of guaranteed delivery.

WITHDRAWAL RIGHTS

Tenders of old 7.20% Notes may be withdrawn at any time prior to the close of business on the expiration date.

For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth below under "--EXCHANGE AGENT." Notice may be sent by facsimile transmission, mail or hand delivery. Any notice of withdrawal must:

    - specify the name of the person who tendered the old 7.20% Notes to be withdrawn,

    - identify the old 7.20% Notes to be withdrawn, including the amount of the old 7.20% Notes,

    - where certificates for old 7.20% Notes have been transmitted, specify the name in which the old 7.20% Notes are registered, if different from that of the withdrawing holder, and

    - state that such holder of the old 7.20% Notes is withdrawing his election to have such old 7.20% Notes tendered.

If certificates for old 7.20% Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless the holder is an eligible guarantor institution. If old 7.20% Notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn old 7.20% Notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form, eligibility and time of receipt of the notices, and our determination shall be final and binding on all parties. Any old 7.20% Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old 7.20% Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to the holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. In the case of old 7.20% Notes tendered by book-entry transfer into the exchange agent's account at the book-entry transfer facility under the book-entry transfer procedures described above, the old 7.20% Notes will be credited to an account with the book-entry transfer facility specified by the holder. Properly withdrawn old 7.20% Notes may be re-tendered by following one of the procedures described under "--PROCEDURES FOR TENDERING OLD 7.20% NOTES" above at any time on or before the expiration date.

EXCHANGE AGENT

Bank One Trust Company, National Association has been appointed as the exchange agent for the exchange offer. All signed letters of transmittal should be directed to the exchange agent at the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

                  By Mail:                          By Hand, Overnight Mail or Courier:

Bank One Trust Company, National Association   Bank One Trust Company, National Association
            Attention: Exchanges                           Attention: Exchanges
       Global Corporate Trust Services                Global Corporate Trust Services
   1 Bank One Plaza, Mail Suite IL 1-0122            One North State Street, 9th Floor
           Chicago, IL 60670-0122                            Chicago, IL 60602

                     or                                             or

Bank One Trust Company, National Association   Bank One Trust Company, National Association
            Attention: Exchanges                           Attention: Exchanges
       Global Corporate Trust Services                Global Corporate Trust Services
          14 Wall Street, 8th Floor                      14 Wall Street, 8th Floor
             New York, NY 10005                             New York, NY 10005

                             For information call:
                                 (800) 524-9472
                               Fax: 312-407-8853
                        E-mail: bondholder@em.fcnbd.com

Delivery of a letter of transmittal to an address other than as set forth above or transmission of instructions via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

FEES AND EXPENSES

We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer and holders who tender old 7.20% Notes will not be required to pay brokerage commissions or fees.

We will pay the expenses that will be incurred in connection with the exchange offer. We estimate the expenses will be approximately $320,000.

ACCOUNTING TREATMENT

For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. The expenses of the exchange offer will be amortized over the term of the new 7.20% Notes.

TRANSFER TAXES

Holders who instruct us to register new 7.20% Notes in the name of a person other than the registered tendering holder will be responsible for paying any applicable transfer tax, as will holders who request that old 7.20% Notes not tendered or not accepted in the exchange offer be returned to a person other than the registered tendering holder. In all other cases, no transfer taxes will be due.

REGULATORY MATTERS

We are not aware of any governmental or regulatory approvals that are required in order to complete the exchange offer.

CONSEQUENCES OF FAILURE TO EXCHANGE

Participation in the exchange offer is voluntary. Old 7.20% Notes that are not exchanged for new 7.20% Notes will remain outstanding, continue to accrue interest and will be restricted securities. Accordingly, those old 7.20% Notes may only be transferred:

    - to a person who the seller reasonably believes is a qualified institutional buyer under Rule 144A under the Securities Act,

    - in an offshore transaction under Rule 903 or Rule 904 of Regulation S under the Securities Act, or

    - under Rule 144 under the Securities Act (if available);

and in accordance with all applicable securities laws of the states of the United States. Following the consummation of the exchange offer, we will have no further obligation to such holders to provide for registration under the Securities Act, except that under certain circumstances, we are required to file a shelf registration statement under the Securities Act. See "REGISTRATION RIGHTS."

PAYMENT OF ADDITIONAL INTEREST UPON REGISTRATION DEFAULTS

If we fail to meet our obligations to complete the exchange offer or file a shelf registration statement, additional interest will accrue on the 7.20% Notes. For additional information regarding payments of additional interest, please see "REGISTRATION RIGHTS."

                                USE OF PROCEEDS

We will not receive any proceeds from the issuance of the new 7.20% Notes or the closing of the exchange offer.

                CAPITALIZATION OF U S WEST COMMUNICATIONS, INC.

The following table sets forth, at December 31, 1999 our consolidated historical capitalization. The table should be read in conjunction with our historical financial statements and notes thereto included in the documents incorporated by reference herein. See "WHERE YOU CAN FIND MORE INFORMATION."

                                                                     AUDITED
                                                              AT DECEMBER 31, 1999
                                                              ---------------------
                                                              (DOLLARS IN MILLIONS)
Short-term debt.............................................         $ 1,684
                                                                     =======
Long-term debt..............................................         $ 5,408
Total shareowner's equity(1)................................           4,720
                                                                     -------
Total capitalization........................................         $11,812
                                                                     =======

------------------------------

(1) We have issued one share of common stock to our parent company, U S WEST.

                       RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated.

            YEAR ENDED DECEMBER 31,
-----------------------------------------------
1995    1996       1997       1998       1999
----  --------   --------   --------   --------
4.86    4.95       5.33       5.55       5.91

In determining these ratios, we have computed "earnings" by adding income before income taxes, extraordinary items and cumulative effect of change in accounting principle and fixed charges. "Fixed charges" consist of interest on indebtedness and the portion of rentals representative of the interest factor.

                         DESCRIPTION OF NEW 7.20% NOTES

GENERAL


The new 7.20% Notes will be issued as a separate series of debt securities ("Debt Securities") under an indenture dated as of October 15, 1999, as supplemented and amended from time to time (the "Indenture"), between us and Bank One Trust Company, National Association (the "Trustee"). The new 7.20% Notes and the old 7.20% Notes are considered together to be a single series for all purposes under the Indenture. The following summaries of the material provisions of the Indenture do not purport to be complete and are subject to and are qualified in their entirety by reference to all of the provisions of the Indenture, which provisions of the Indenture are incorporated herein by reference. Capitalized and other terms not otherwise defined herein shall have the meanings given to them in the Indenture. You may obtain a copy of the Indenture from us upon request. See "WHERE YOU CAN FIND MORE INFORMATION."


The Indenture does not limit the aggregate principal amount of Debt Securities which may be issued under it and provides that Debt Securities may be issued from time to time in one or more series. As of the date of this prospectus, the principal amount of Debt Securities outstanding under the Indenture is $750 million.

Since the new 7.20% Notes will not constitute a separate series of Debt Securities under the Indenture, holders of old 7.20% Notes who do not exchange such old 7.20% Notes for new 7.20% Notes will vote together as a separate series of Debt Securities with holders of such new 7.20% Notes of that series for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the holders under such old 7.20% Notes (including acceleration following an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding notes of that series. In determining whether holders of the requisite percentage in principal amount of the notes of that series have given any notice, consent or waiver or taken any other action permitted under the Indenture, any old 7.20% Notes which remain outstanding after the exchange offer will be aggregated with the new 7.20% Notes and the holders of the old 7.20% Notes and the new 7.20% Notes will each vote together as a single series for all purposes. Accordingly, all references in this section will be deemed to mean, at any time after the exchange offer is consummated, the requisite percentage in aggregate principal amount of the old 7.20% Notes and the new 7.20% Notes.

The 7.20% Notes initially will be limited to $750,000,000 aggregate principal amount. We may "reopen" any series of debt securities and issue additional securities of that series. The 7.20% Notes will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. The 7.20% Notes are our unsecured obligations and rank equally with all of our other unsecured and unsubordinated indebtedness.

The 7.20% Notes will bear interest at the rate of 7.20% per annum from November 1, 1999, or from the most recent interest payment date to which interest has been paid or duly provided for, payable semiannually in arrears on May 1, 2000, and each May 1 and November 1 thereafter until maturity (each, an "Interest Payment Date"), to the persons in whose names the 7.20% Notes are registered at the close of business on the April 15 or October 15, as the case may be, immediately preceding such Interest Payment Date. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date, maturity date or redemption date is a Legal Holiday in New York, New York, the required payment shall be made on the next succeeding day that is not a Legal Holiday as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, maturity date or redemption date, as the case may be, to such next succeeding day. "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in The City of New York are not required to be open.

The 7.20% Notes will mature and the principal amount will be payable on November 1, 2004. The 7.20% Notes will not have the benefit of any sinking fund.

The Trustee, through its corporate trust office in the Borough of Manhattan in The City of New York (in such capacity, the "Paying Agent") will act as our paying agent with respect to the 7.20% Notes. Payments of principal, premium, if any, and interest on the 7.20% Notes will be made by us through the Paying Agent to DTC. See "--BOOK-ENTRY ONLY; DELIVERY AND FORM."

The principal of, premium, if any, and interest on the 7.20% Notes will be payable in U.S. dollars or in such other coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. No service charge will be made for any registration of, transfer or exchange of 7.20% Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The 7.20% Notes may be presented for registration of transfer or exchange at the office of the Paying Agent in the Borough of Manhattan in the City of New York, or at any other office or agency maintained by us or the Paying Agent for such purpose.

OPTIONAL REDEMPTION

The 7.20% Notes will be redeemable at our option, in whole at any time or in part from time to time, on at least 15 days but not more than 60 days prior written notice mailed to the registered holders thereof, at a redemption price equal to the greater of (i) 100% of the principal amount of the 7.20% Notes to be redeemed or (ii) the sum, as determined by the Quotation Agent (as defined below), of the present values of the principal amount of the 7.20% Notes to be redeemed and the remaining scheduled payments of interest thereon from the redemption date to November 1, 2004 (the "Remaining Life") discounted from their respective scheduled payment dates to the redemption date on a semiannual basis (assuming a 360-day year consisting of 30-day months) at the Treasury Rate (as defined below) plus 15 basis points, plus, in either case, accrued interest thereon to the date of redemption.

If money sufficient to pay the redemption price of and accrued interest on all of the 7.20% Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Trustee or Paying Agent on or before the redemption date and certain other conditions are satisfied, then on and after such redemption date, interest will cease to accrue on such 7.20% Notes (or such portion thereof) called for redemption.

"Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the Remaining Life.

"Comparable Treasury Price" means, with respect to any redemption date, the average of two Reference Treasury Dealer Quotations for such redemption date.

"Quotation Agent" means the Reference Treasury Dealer appointed by us.

"Reference Treasury Dealer" means each of Salomon Smith Barney Inc. and Chase Securities Inc., and their successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), we shall substitute therefor another Primary Treasury Dealer.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

"Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual yield to maturity of the Comparable Treasury Issue, calculated on the third business day preceding such redemption date using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

We may at any time, and from time to time, purchase the 7.20% Notes at any price or prices in the open market or otherwise.

BOOK-ENTRY ONLY; DELIVERY AND FORM

The new 7.20% Notes will initially be issued in the form of global securities held in book-entry form. The new 7.20% Notes will be deposited with the Trustee as custodian for DTC and DTC or its nominee will initially be the sole registered holder of the new 7.20% Notes. Except as set forth below, a global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC. Investors may elect to hold interests in the global securities directly through DTC (in the United States), Clearstream Banking Luxembourg ("Clearstream Luxembourg") or Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), as the case may be, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream Luxembourg and Euroclear's names on the books of their respective depositaries, which are participants in DTC. Citibank N.A. will act as depository for Clearstream Luxembourg and Chase Manhattan Bank New York will act as depositary for Euroclear (in such capacities, the "U.S. Depositaries").

When a global security is issued, DTC or its nominee will credit, on its internal system, the accounts of persons holding through it with the principal amounts of the individual beneficial interest represented by the global security purchased by those persons in the offering of the new 7.20% Notes. The accounts were initially designated by the initial purchasers of the old 7.20% Notes with respect to old 7.20% Notes sold by the initial purchasers.

Only participants that have accounts with DTC or persons that hold interests through participants can own beneficial interests in a global security. Ownership of beneficial interests by participants in a global security will be shown on records maintained by DTC or its nominee for the global security, and that ownership interest will be transferred only through those records. Ownership of beneficial interests in the global security by persons that hold through participants will be shown on records maintained by the participant, and the transfer of that ownership interest within the participant will occur only through the participant's records.


The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive form. Those limits and laws may make it more difficult to transfer beneficial interests in a global security. We will make payments on the new 7.20% Notes represented by any global security to DTC or its nominee as the sole registered owner and the sole holder of the new 7.20% Notes represented by the global security. Neither we nor the Trustee, any agent of ours or the initial purchasers will have any responsibility for any aspect of DTC's reports relating to beneficial ownership interests in a global security representing any new 7.20% Notes or for reviewing any of DTC's records relating to the beneficial ownership interests. DTC has advised us that upon receipt of any payment on any global security, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their beneficial interests in the principal or face amount of the global security. Payments of interest and principal of global securities held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg participants or Euroclear participants, as the case may be, in accordance with the relevant system's rules and procedures. We expect that payments by participants to owners of beneficial interests in a global security held through those participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of the participants subject to any statutory or regulatory requirements as may be in effect from time to time.


So long as DTC or its nominee is the registered owner of the global security, DTC or its nominee will be considered the sole owner or holder of the new 7.20% Notes represented by the global security for the purposes of receiving payment on the new 7.20% Notes, receiving notices and for all other purposes under the Indenture and the new 7.20% Notes. Except as provided above, owners of beneficial interests in a global security will not be entitled to receive physical delivery of certificated new 7.20% Notes and will not be considered the holders of the global security for any purposes under the Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if the person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the global security or the Indenture. We understand that under existing industry practices, if we request any action of holders or an owner of a beneficial interest in a global security wants to take any action that a holder is entitled to take under the Indenture, DTC would authorize the participants holding the beneficial interest to take that action, and the participants would authorize beneficial owners owning through the participants to take the action on the instructions of beneficial owners owning through them.

DTC has advised us that it will take any action permitted to be taken by a holder of new 7.20% Notes only at the direction of a participant to whose account with DTC interests in the global security are credited and only as to the portion of the aggregate principal amount of the new 7.20% Notes as to which the participant has given that direction. DTC has advised us that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in the securities through electronic book-entry changes in accounts of the participants. This eliminates the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant.

CERTIFICATED NEW 7.20% NOTES

New 7.20% Notes represented by a global security are exchangeable for certificated new 7.20% Notes only if:

    - DTC notifies us that it is unwilling or unable to continue as a depository for the global security or if at any time DTC ceases to be a registered clearing agency, and a successor depository is not appointed by us within 90 days,

    - we notify the Trustee that the global security will be so transferable, registrable and exchangeable, or

    - an event of default with respect to the new 7.20% Notes has occurred and is continuing.

Any global security that is exchangeable for certificated new 7.20% Notes under the preceding sentence will be transferred to, and registered and exchanged for, certificated new 7.20% Notes in authorized denominations and registered in names that DTC or its nominee holding the global security may direct.

Subject to the foregoing, a global security is not exchangeable, except for a global security of the same denomination to be registered in the name of DTC or its nominee. If a global security becomes exchangeable for certificated new 7.20% Notes:

    - certificated new 7.20% Notes will be issued only in fully registered form in denominations of $1,000 or integral multiples,

    - payments will be made and transfers will be registered at the office or agency of us maintained for that purpose, and

    - no service charge will be made for any issuance of the certificated new 7.20% Notes, although we may require payment to cover any tax or governmental charge imposed.

DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to security holders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as DTC's direct and indirect participants and third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

Settlement for the new 7.20% Notes represented by the global securities will be made in immediately available funds. We will make all payments of principal and interest on the 7.20% Notes in immediately available funds.

The new 7.20% Notes will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the new 7.20% Notes will therefore be required by DTC to settle in immediately available funds.


Secondary market trading between Clearstream Luxembourg participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.



Cross-market transfers between persons holding directly or indirectly through DTC and persons holding directly or indirectly through Clearstream Luxembourg or Euroclear participants will be effected in accordance with DTC's rules on behalf of the relevant European international clearing system by its U.S Depositary. Such cross-market transactions will require delivery of instructions to the relevant

European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving the 7.20% Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Luxembourg participants and Euroclear participants may not deliver instructions directly to DTC.



Because of time-zone differences, credits of the 7.20% Notes received in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions in such 7.20% Notes settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of 7.20% Notes by or through a Clearstream Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.


Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the global securities among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we or the Trustee will have any responsibility for the performance by DTC, Clearstream Luxembourg and Euroclear, or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTAIN COVENANTS

Other than as described below under "--LIMITATION ON LIENS," the Indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of 7.20% Notes protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit rating. See "RISK FACTORS."

LIMITATION ON LIENS

The Indenture contains a covenant that if we mortgage, pledge or otherwise subject to any lien all or some of our property or assets, we will secure the 7.20% Notes, any other outstanding Debt Securities and any of our other obligations which may then be outstanding and entitled to the benefit of a covenant similar in effect to such covenant, equally and proportionally with the indebtedness or obligations secured by such mortgage, pledge or lien, for as long as any such indebtedness or obligation is so secured. This covenant does not apply:

    - to the creation, extension, renewal or refunding of (a) mortgages or liens created or existing at the time property is acquired, (b) mortgages or liens created within 180 days after property is acquired, or
      (c) mortgages or liens securing the cost of construction or improvement of property, or

    - to the making of any deposit or pledge to secure public or statutory obligations or with any governmental agency at any time required by law in order to qualify us to conduct all or some part of our business or in order to entitle us to maintain self-insurance or to obtain the benefits of any law relating to workmen's compensation, unemployment insurance, old age pensions or other social security, or with any court, board, commission or governmental agency as security incident to the proper conduct of any proceeding before it.

The Indenture does not prevent any other entity from mortgaging, pledging or subjecting to any lien any of its property or assets, whether or not acquired from us (Section 4.03).

AMENDMENT AND WAIVER

With the written consent of the holders of more than 50% of the principal amount of the outstanding Debt Securities of each series that will be affected (with each series voting as a class), we and the Trustee may amend or supplement the Indenture or modify the rights of the holders of Debt Securities of that series. Such majority of holders may also waive compliance by us with any provision of the Indenture, any supplemental indenture or the Debt Securities of any such series except a default in the payment of principal or interest. However, without the consent of the holder of each Debt Security affected, an amendment or waiver may not (Section 9.02):

    - reduce the amount of Debt Securities whose holders must consent to an amendment or waiver,

    - change the rate or the time for payment of interest,

    - change the principal or the fixed maturity,

    - waive a default in the payment of principal, premium, if any, or interest,

    - make any Debt Security payable in a different currency, or

    - make any change in the provisions of the Indenture concerning (a) waiver of existing defaults (Section 6.04), (b) rights of holders of Debt Securities to receive payment (Section 6.07), or (c) amendments and waivers with consent of holders of Debt Securities (Section 9.02(a), third sentence).

We and the Trustee may amend or supplement the Indenture without the consent of any holder of any of the Debt Securities to (Section 9.01):

    - cure any ambiguity, defect or inconsistency in the Indenture or the Debt Securities,

    - provide for the assumption of all of our obligations under the Debt Securities and the Indenture by any corporation in connection with a merger, consolidation or transfer or lease of our property and assets substantially as an entirety,

    - provide for uncertificated Debt Securities in addition to or instead of certificated Debt Securities,

    - add to the covenants made by us for the benefit of the holders of any series of Debt Securities (and if such covenants are to be for the benefit of less than all series of Debt Securities, stating that such covenants are included solely for the benefit of such series) or to surrender any right or power conferred upon us,

    - add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of the Debt Securities, as set forth in the Indenture,

    - make any change that does not adversely affect the rights of any holder of Debt Securities in any material respect,

    - provide for the issuance of and establish the form and terms and conditions of a series of Debt Securities or to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or any series of Debt Securities or to add to the rights of the holders of any series of Debt Securities, or

    - secure any Debt Securities as provided under the heading "--LIMITATION ON LIENS."

CONSOLIDATION, MERGER AND SALE OF ASSETS

We may, without the consent of the holders of the 7.20% Notes or any other outstanding Debt Securities, consolidate with, merge into or be merged into, or transfer or lease our property and assets substantially as an entirety to another entity. However, we may only do this if:

    - the successor entity is a corporation and assumes by supplemental indenture all of our obligations under the 7.20% Notes, any other outstanding Debt Securities and the Indenture, and

    - after giving effect to the transaction, no Default or Event of Default has occurred and is continuing.

After that time, all of our obligations under the 7.20% Notes, any other outstanding Debt Securities and the Indenture terminate (Section 5.01).

EVENTS OF DEFAULT

Any one of the following is an Event of Default with respect to any series of Debt Securities, including the 7.20% Notes (Section 6.01):

    - if we default in the payment of interest on the Debt Securities of such series, and such default continues for 90 days,

    - if we default in the payment of the principal of any Debt Security of such series when the same becomes due and payable at maturity, upon redemption, or otherwise,

    - if we fail to comply with any of our other agreements in the Debt Securities of such series, in the Indenture or in any supplemental indenture under which the Debt Securities of such series were issued, which failure continues for 90 days after we receive notice from the Trustee or the holders of at least 25% in principal amount of all of the outstanding Debt Securities of that series, and

    - if certain events of bankruptcy or insolvency occur with respect to us.

If an Event of Default with respect to the Debt Securities of any series occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of all of the outstanding Debt Securities of that series may declare the principal (or, if the Debt Securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable. When such declaration is made, such principal (or, in the case of original issue discount securities, such specified amount) will be immediately due and payable (Section 6.02). The holders of a majority in principal amount of Debt Securities of that series may rescind such declaration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived (other than nonpayment of principal or interest that has become due solely as a result of acceleration).

Holders of Debt Securities may not enforce the Indenture or the Debt Securities, except as provided in the Indenture (Section 6.06). The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debt Securities (Section 7.01(e)). Subject to certain limitations, the holders of more than 50% in principal amount of the Debt Securities of each series affected (with each series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power of the Trustee (Section 6.05). The Trustee may withhold from holders of Debt Securities notice of any continuing default (except a default in the payment of principal or interest) if it determines in good faith that withholding notice is in their interests (Section 7.05).

SATISFACTION AND DISCHARGE

We may terminate all of our obligations under the 7.20% Notes and the Indenture with respect to the 7.20% Notes or any installment of interest on the 7.20% Notes if we irrevocably deposit in trust with the Trustee money or U.S. Government Obligations sufficient to pay, when due, principal and interest on the 7.20% Notes to maturity or redemption or such installment of interest, as the case may be, and if all other conditions set forth in the 7.20% Notes are met (Section 8.01).

GOVERNING LAW

The Indenture and the 7.20% Notes will be governed by, and construed in accordance with, the laws of the State of New York, applicable to agreements made and to be performed wholly within such jurisdiction.

CONCERNING THE TRUSTEE AND THE PAYING AGENT

We and certain of our affiliates maintain banking and other business relationships in the ordinary course of business with Bank One Trust Company, National Association. In addition, Bank One Trust Company, National Association and certain of its affiliates serve as trustee, authenticating agent, or paying agent with respect to certain Debt Securities previously issued by us and our affiliates.

OTHER INDEBTEDNESS

Qwest has issued indebtedness that is currently outstanding under various indentures, Qwest's indentures contain restrictive covenants limiting its, and its subsidiaries', ability to pay dividends, make investments, create liens, sell assets, enter into transactions with affiliates, borrow money, refinance debt and engage in mergers and consolidations. If the merger with Qwest is consummated, we will become a wholly-owned subsidiary of Qwest since our parent company, U S WEST, will be merged with and into Qwest with Qwest surviving. As such, we will be subject to some of the restrictive covenants contained in the Qwest indentures. We do not believe that these restrictive covenants will have a material adverse effect on our ability to finance our operations should the merger be consummated. See "RECENT DEVELOPMENTS--MERGER WITH QWEST."

                              REGISTRATION RIGHTS

Based on an interpretation by the staff of the SEC ("the Staff") set forth in Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5,
1991), Exxon Capital Holdings Corporation, SEC No-Action Letter (available
May 13, 1988) and similar letters, and subject to the immediately following sentence, we believe that the new 7.20% Notes to be issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders who are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of old 7.20% Notes who is an affiliate of us or who intends to participate in the exchange offer for the purpose of distributing the new 7.20% Notes, or any broker-dealer who purchased the old 7.20% Notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act:

    - will not be able to rely on the interpretations of the Staff set forth in the above-mentioned no-action letters,

    - will not be entitled to tender such old 7.20% Notes in the exchange offer, and

    - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the old 7.20% Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

We do not intend to seek our own no-action letter, and there can be no assurance that the Staff would make a similar determination with respect to the new 7.20% Notes as it has in such no-action letters to third parties. Each holder of the old 7.20% Notes (other than certain specified holders) who wishes to exchange the old 7.20% Notes for new 7.20% Notes in the exchange offer will be required to represent that:

    - it is not an affiliate of us,

    - it is not a broker-dealer tendering Registrable Securities (as defined in the Registration Rights Agreement) acquired directly from us,

    - the Notes to be exchanged for new 7.20% Notes in the exchange offer were acquired in the ordinary course of its business, and

    - at the time of the exchange offer, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new 7.20% Notes.

In addition, in connection with any resale of new 7.20% Notes, any broker-dealer who acquired the new 7.20% Notes for its own account as a result of market-making or other trading activities (a "Participating Broker-Dealer") and who receives new 7.20% notes in exchange for such old 7.20% notes pursuant to the exchange offer, may be deemed to be an "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the new 7.20% Notes other than a resale of an unsold allotment from the original sale thereof, with the prospectus contained in the registration statement filed in connection with the exchange offer (the "Exchange Offer Registration Statement"). Under the Registration Rights Agreement, we are required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such new 7.20% Notes for a period of 225 calendar days from the issuance of the new 7.20% Notes.

If:

    - because of any change in law or in currently prevailing interpretations of the Staff, we are not permitted to effect the exchange offer,

    - the exchange offer is not consummated within 225 calendar days of November 1, 1999, or

    - in the case of any holder that participates in the exchange offer, such holder does not receive new 7.20% Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as our affiliate within the meaning of the Securities Act or as a broker-dealer), then in each case, we will promptly deliver to the holders written notice thereof; and at our sole expense:

    - as promptly as practicable (but in no event more than 90 days after so required or requested pursuant to the Registration Rights Agreement), file a shelf registration statement covering resales of the old 7.20% Notes (the "Shelf Registration Statement"),

    - use our reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable, and

    - use our reasonable best efforts to keep effective the Shelf Registration Statement until the earlier of two years (or, if Rule 144(k) is amended to provide a shorter restrictive period, such shorter period) after the closing date or such time as all of the applicable old 7.20% Notes have been sold thereunder.

We will, if a Shelf Registration Statement is filed, provide to each holder copies of the prospectus that is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the old 7.20% Notes has become effective and take certain other actions as are required to permit unrestricted resales of the old 7.20% Notes. A holder that sells old 7.20% Notes pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus, to provide information related thereto and to deliver such prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification rights and obligations). We have no obligation to include in the Shelf Registration Statement holders who do not deliver such information to us.

If we fail to comply with certain provisions of the Registration Rights Agreement, in each case as described below, then a special interest premium (the "Special Interest Premium") shall become payable in respect of the old 7.20% Notes.

If:

    - the Exchange Offer Registration Statement is not filed with the SEC on or prior to the 150th calendar day following November 1, 1999 (or by March 30, 2000),

    - the Exchange Offer Registration Statement is not declared effective on or prior to the 180th calendar day following November 1, 1999 (or by April 29, 2000), or

    - the exchange offer is not consummated or the Shelf Registration Statement is not declared effective on or prior to the 225th calendar day following November 1, 1999 (or by June 13, 2000);

the Special Interest Premium shall accrue in respect of the old 7.20% Notes, from and including the next calendar day following each of (a) such 150-day period in the case of the first bullet listed above, (b) such 180-day period in the second bullet listed above and (c) such 225-day period in the case of the third bullet listed above, in each case at a rate equal to 0.25% per annum.

The aggregate amount of the Special Interest Premium in respect of each of the old 7.20% Notes, payable pursuant to the above provisions, will in no event exceed 0.25% per annum. If the Exchange Offer Registration Statement is not declared effective on or prior to the 225th calendar day following November 1, 1999 and we shall request holders of old 7.20% Notes to provide the information called for by the Registration Rights Agreement for inclusion in the Shelf Registration Statement, the old

7.20% Notes owned by holders who do not deliver such information to us when required pursuant to the Registration Rights Agreement will not be entitled to any Special Interest Premium for any day after the 225th day following November 1, 1999.

Upon:

    - filing of the Exchange Offer Registration Statement after the 150-day period described above,

    - effectiveness of the Exchange Offer Registration Statement after the 180-day period described above, or

    - consummation of the exchange offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 225-day period described above,

the interest rate on the old 7.20% Notes from the day of such filing, effectiveness or consummation, as the case may be, will be reduced to the original interest rate set forth on the cover page of this prospectus for the old 7.20% Notes.

If a Shelf Registration Statement is declared effective pursuant to the foregoing paragraphs, and if we fail to keep such Shelf Registration Statement continuously (a) effective or (b) useable for resales for the period required by the Registration Rights Agreement due to certain circumstances relating to pending corporate developments, public filings with the SEC and similar events, or because the prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and such failure continues for more than 60 days (whether or not consecutive) in any twelve-month period (the 61st day being referred to as the "Default Day"), then from the Default Day until the earlier of:

    - the date that the Shelf Registration Statement is again deemed effective or is usable,

    - the date that is the second anniversary of the closing date (or, if Rule 144(k) is amended to provide a shorter restrictive period, such shorter period), or

    - the date as of which all of the new 7.20% Notes are sold pursuant to the Shelf Registration Statement,

the Special Interest Premium in respect of the old 7.20% Notes shall accrue at a rate equal to 0.25% per annum.

If we fail to keep the Shelf Registration Statement continuously effective or useable for resales pursuant to the preceding paragraph, we shall give the holders notice to suspend the sale of the old 7.20% Notes and shall extend the relevant period referred to above during which we are required to keep effective the Shelf Registration Statement (or the period during which Participating Broker-Dealers are entitled to use the prospectus included in the Exchange Offer Registration Statement in connection with the resale of new 7.20% Notes) by the number of days during the period from and including the date of the giving of such notice to and including the date when holders shall have received copies of the supplemented or amended prospectus necessary to permit resales of the old 7.20% Notes or to and including the date on which we have given notice that the sale of the old 7.20% Notes may be resumed, as the case may be.

Each old 7.20% Note contains a legend to the effect that the holder thereof, by its acceptance thereof, will be deemed to have agreed to be bound by the provisions of the Registration Rights Agreement.

The Registration Rights Agreement is governed by, and construed in accordance with, the laws of the State of New York. This summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a form of which is available upon request to us. In addition, the information set forth above concerning certain interpretations and positions taken by the Staff is not intended to constitute legal advice, and prospective investors should consult their own legal advisors with respect to such matters.

                    CERTAIN U.S. FEDERAL TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal tax consequences of an exchange of old 7.20% Notes for new 7.20% Notes in the exchange offer and the purchase, beneficial ownership and disposition of new 7.20% Notes. For purposes of this summary, a "U.S. Holder" means a beneficial owner of an old 7.20% or a new 7.20% Note that is for U.S. federal income tax purposes:

    - an individual who is a citizen or resident of the United States;

    - a corporation, partnership or other business entity created or organized under the laws of the United States or any state thereof (including the District of Columbia);

    - an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

    - a trust with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions.

An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year). A "Non-U.S. Holder" is a beneficial owner of an old 7.20% Note or a new 7.20% Note that is not a U.S. Holder.

This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the "Code"), regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal tax consequences described herein. This summary addresses only holders that own old 7.20% Notes or will own new 7.20% Notes as capital assets and not as part of a "straddle" or a "conversion transaction" for U.S. federal income tax purposes or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the U.S. federal income tax laws (such as life insurance companies, tax-exempt entities, regulated investment companies, securities dealers, and investors whose functional currency is not the U.S. dollar). Persons considering the exchange of their old 7.20% Notes for new 7.20% Notes and persons considering the purchase of new 7.20% Notes should consult their tax advisors concerning the application of U.S. federal tax laws to their particular situations as well as any consequences of the exchange of the old 7.20% Notes for new 7.20% Notes and of the purchase, beneficial ownership and disposition of new 7.20% Notes arising under the laws of any state or other taxing jurisdiction.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER TO U.S. HOLDERS AND
  NON-U.S. HOLDERS

The exchange of old 7.20% Notes for new 7.20% Notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. U.S. Holders and Non-U.S. Holders will not recognize any taxable gain or loss as a result of such exchange and will have the same tax basis and holding period in the new 7.20% Notes as they had in the old 7.20% Notes immediately before the exchange.

U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

TREATMENT OF INTEREST. Stated interest on the new 7.20% Notes will be taxable to U.S. Holders as ordinary interest income as the interest accrues or is paid in accordance with the holder's regular method of accounting.

MARKET DISCOUNT. If a U.S. Holder acquires a new 7.20% Note for an amount that is less than its principal amount by more than a DE MINIMIS amount (generally 0.25% of the principal amount multiplied by the number of remaining whole years to maturity), the amount of the difference will be treated as "market discount." In the event a U.S. Holder acquires a new 7.20% Note with market discount, unless the U.S. Holder elects to include such market discount in income as it accrues, a U.S. Holder will be required to treat any principal payment on, and any gain on the sale, exchange, retirement or other disposition (including a gift) of, a new 7.20% Note as ordinary income to the extent of any accrued market discount that has not previously been included in income. In general, market discount on the new 7.20% Notes will accrue ratably over the remaining term of the new 7.20% Notes or, at the election of the U.S. Holder, under a constant yield method. In addition, a U.S. Holder could be required to defer the deduction of all or a portion of the interest paid on any indebtedness incurred or continued to purchase or carry a new 7.20% Note unless the U.S. Holder elects to include market discount in income currently. Such an election applies to all debt instruments held by a taxpayer and may not be revoked without the consent of the Internal Revenue Service (the "IRS").

AMORTIZATION OF BOND PREMIUM. A U.S. Holder that purchases a new 7.20% Note for an amount in excess of its stated principal amount will be considered to have purchased the Note at a premium. The U.S. Holder may elect to amortize such premium (as an offset to interest income), using a constant yield method, over the remaining term of the new 7.20% Note (or to an earlier call date if it results in a smaller amount of amortizable bond premium). Such election, once made, generally applies to all debt instruments held or subsequently acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS. A U.S. Holder that elects to amortize such premium must reduce its tax basis in the related 7.20% Note by the amount of the premium amortized during its holding period. If a U.S. Holder does not elect to amortize the premium, the amount of such premium will be included in the U.S. Holder's tax basis for purposes of computing gain or loss in connection with a taxable disposition of the new 7.20% Note.

SALE OR OTHER DISPOSITION OF NEW 7.20% NOTES

In general, upon the sale, retirement or other taxable disposition of a new 7.20% Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between (i) the amount of the cash and the fair market value of any property received on the sale, retirement or other taxable disposition (not including any amount attributable to accrued but unpaid interest or accrued market discount not previously included in income) and (ii) the U.S. Holder's adjusted tax basis in the new 7.20% Note. A U.S. Holder's adjusted tax basis in a new 7.20% Note generally will be equal to the cost of the Note to such U.S. Holder, increased by the amount of any market discount previously included in income by the U.S. Holder and reduced by the amount of any payments received by the U.S. Holder, other than payments of qualified stated interest, and by the amount of amortizable bond premium taken into account. Subject to the discussion of market discount above, gain or loss realized on the sale, retirement or other taxable disposition of a new 7.20% Note will be capital gain or loss.

U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OWNERSHIP
  OF NEW 7.20% NOTES

For purposes of the following summary, interest and gain on the sale, exchange or other disposition of a new 7.20% Note will be considered "U.S. trade or business income" if such income or gain is:

    - effectively connected with the conduct of a trade or business in the United States; or

    - in the case of a treaty resident, attributable to a permanent establishment (or, in the case of an individual, to a fixed base) in the United States.

TREATMENT OF INTEREST. A Non-U.S. Holder that is not subject to U.S. federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a new 7.20% Note will not be subject to U.S. federal income or withholding tax in respect of interest income on the new 7.20% Note if:

    - the interest is not U.S. trade or business income;

    - the Non-U.S. Holder provides an appropriate statement on IRS Form W-8 or Form W-8BEN, together with all appropriate attachments, signed under penalties of perjury, identifying the Non-U.S. Holder and stating, among other things, that the Non-U.S. Holder is not a United States person for U.S. federal income tax purposes; and

    - the Non-U.S. Holder is not a "10-percent shareholder" or a "related controlled foreign corporation" with respect to the Company as specially defined for U.S. federal income tax purposes.

If a new 7.20% Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to eliminate withholding tax. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or Form W-8BEN or the substitute form provided by the beneficial owner to the organization or institution. For interest paid with respect to a new 7.20% Note after December 31, 2000, a Non-U.S. Holder that is treated as a partnership for U.S. federal tax purposes generally will be required to provide an IRS Form W-8IMY and to attach an appropriate certification by each beneficial owner of the Non-U.S. Holder (including in certain cases, such beneficial owner's beneficial owners). Prospective investors, including foreign partnerships and their partners, should consult their tax advisors regarding these possible additional reporting requirements.

To the extent these conditions are not met, a 30% withholding tax will apply to interest income on the new 7.20% Note, unless an income tax treaty reduces or eliminates such tax or unless the interest is U.S. trade or business income with respect to such Non-U.S. Holder and the Non-U.S. Holder provides an appropriate statement to that effect. In the latter case, such Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to all income from the new 7.20% Notes at regular rates applicable to U.S. taxpayers. Additionally, in such event, Non-U.S. Holders that are corporations could be subject to a branch profits tax on such income.

TREATMENT OF DISPOSITIONS OF NEW 7.20% NOTES. In general, a Non-U.S. Holder will not be subject to U.S. federal income tax on any amount received (other than amounts in respect of accrued but unpaid interest) upon retirement or disposition of a new 7.20% Note unless such Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition and certain other requirements are met, or unless the gain is U.S. trade or business income. In the latter event, Non-U.S. Holders generally will be subject to U.S. federal income tax with respect to such gain at regular rates applicable to U.S. taxpayers. Additionally, in such event, Non-U.S. Holders that are corporations could be subject to a branch profits tax on such gain.

TREATMENT OF NEW 7.20% NOTES FOR U.S. FEDERAL ESTATE TAX PURPOSES. An individual Non-U.S. Holder (who is not domiciled in the United States for U.S. federal estate tax purposes at the time of death) will not be subject to U.S. federal estate tax in respect of a new 7.20% Note, so long as the Non-U.S. Holder is not a "10-percent shareholder" with respect to the Company as specially defined for U.S. federal income tax purposes and payments of interest on such new 7.20% Note would not have been considered U.S. trade or business income at the time of such Non-U.S. Holder's death.

U.S. INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING TAX FOR NON-U.S.
  HOLDERS

Under certain circumstances, the Code requires "information reporting" annually to the IRS and to each holder of new 7.20% Notes, and "backup withholding" at a rate of 31% with respect to certain payments made on or with respect to the new 7.20% Notes. Backup withholding generally does not apply with respect to certain holders of new 7.20% Notes, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts.

A Non-U.S. Holder that provides an IRS Form W-8 or Form W-8BEN, together with all appropriate attachments, signed under penalties of perjury, identifying the Non-U.S. Holder and stating that the Non-U.S. Holder is not a United States person, will not be subject to IRS reporting requirements and U.S. backup withholding. With respect to interest paid after December 31, 2000, IRS Forms W-8BEN will generally be required from the beneficial owners of interests in a Non-U.S. Holder that is treated as a partnership for U.S. federal income tax purposes.

The payment of the proceeds on the disposition of a new 7.20% Note to or through the U.S. office of a broker generally will be subject to information reporting and backup withholding at a rate of 31% unless the Non-U.S. Holder either certifies its status as a Non-U.S. Holder under penalties of perjury on IRS
Form W-8 or Form W-8BEN (as described above) or otherwise establishes an exemption. The payment of the proceeds on the disposition of a new 7.20% Note by a Non-U.S. Holder to or through a non-U.S. office of a non-U.S. broker will not be subject to backup withholding or information reporting unless the non-U.S. broker is a "U.S. related person" (as defined below). The payment of proceeds on the disposition of a new 7.20% Note by a Non-U.S. Holder to or through a non-U.S. office of a U.S. broker or a U.S. related person generally will not be subject to backup withholding but will be subject to information reporting unless the Non-U.S. Holder certifies its status as a Non-U.S. Holder under penalties of perjury or the broker has certain documentary evidence in its files as to the Non-U.S. Holder's foreign status and the broker has no actual knowledge to the contrary.

For this purpose, a "U.S. related person" is:

    - a "controlled foreign corporation" as specially defined for U.S. federal income tax purposes;

    - a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a U.S. trade or business; or

    - for payments made after December 31, 2000, a foreign partnership if at any time during its tax year one or more of its partners are United States persons who, in the aggregate, hold more than 50% of the income or capital interest of the partnership or if, at any time during its taxable year, the partnership is engaged in the conduct of a U.S. trade or business.

Backup withholding is not an additional tax and may be refunded (or credited against the Non-U.S. Holder's U.S. federal income tax liability, if any), provided that certain required information is furnished. The information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

                              PLAN OF DISTRIBUTION

Each Participating Broker-Dealer that receives new 7.20% Notes for its own account in the exchange offer must acknowledge that it acquired the old 7.20% Notes for its own account as a result of market-making or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new 7.20% Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "REGISTRATION RIGHTS." A Participating Broker-Dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of new 7.20% Notes received in exchange for old 7.20% Notes where the old 7.20% Notes were acquired as a result of market-making activities or other trading activities. Under the Registration Rights Agreement, we have agreed that for a period of 225 calendar days after the expiration date, we will make this prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any resale of new 7.20% Notes.

We will not receive any proceeds from any sale of the new 7.20% Notes by any Participating Broker-Dealer. New 7.20% Notes received by Participating Broker-Dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new 7.20% Notes or a combination of the methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of the new 7.20% Notes. Any Participating Broker-Dealer that resells new 7.20% Notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of the new 7.20% Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of new 7.20% Notes and any commissions or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

For a period of 225 calendar days after closing of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any Participating Broker-Dealer that requests the documents in the letter of transmittal. We have agreed to pay all expenses incident to our performance of, or compliance with, the Registration Rights Agreement and all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the old 7.20% Notes but excluding commissions or concessions of any brokers or dealers, and will indemnify the holders, including any broker-dealers, and certain parties related to the holders against certain liabilities, including liabilities under the Securities Act.

We have not entered into any arrangements or understandings with any person to distribute the new 7.20% Notes to be received in the exchange offer.

                                 LEGAL MATTERS

Certain legal matters with respect to the 7.20% Notes will be passed upon for us by Cadwalader, Wickersham & Taft, New York, New York, and by Thomas O. McGimpsey, Senior Attorney and Assistant Secretary of U S WEST Communications. Cadwalader, Wickersham & Taft, New York, New York is also passing on certain federal income tax matters in connection with the 7.20% Notes.

                                    EXPERTS

Our financial statements and schedules as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 included in our Annual Report on Form 10-K filed March 3, 2000, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, which are incorporated by reference in this prospectus and in the registration statement in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registrant's Bylaws provide that the Registrant shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise, by reason of the fact that such person is or was serving in an indemnified capacity, except to the extent that any such indemnification against a particular liability is expressly prohibited by applicable law or where a judgment or other final adjudication adverse to the indemnified representative establishes, or where the Registrant determines, that his or her acts or omissions (i) were in breach of such person's duty of loyalty to the Registrant or its shareholders, (ii) were not in good faith or involved intentional misconduct or a knowing violation of law, or (iii) resulted in receipt by such person of an improper personal benefit. The rights granted by the Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution, or advancement of expenses may be entitled under any statute, certificate or articles of incorporation, agreement, contract of insurance, vote of shareholders or disinterested directors, or otherwise. The rights of indemnification and advancement of expenses provided by or granted pursuant to the Bylaws shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time and shall inure to the benefit of the heirs, executors, administrators, and personal representatives of such a person.

    The directors and officers of the Registrant are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") which might be incurred by them in such capacities and against which they cannot be indemnified by the Company.

    The agents, dealers or underwriters who executed the agreements filed as
Exhibit 1 to this registration statement agreed to indemnify our directors and their officers who signed the registration statement against certain liabilities which might arise under the Securities Act with respect to information furnished to us by or on behalf of any such indemnifying party.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    Exhibits identified in parentheses below are on file with the Commission and are incorporated herein by reference to such previous filings. All other exhibits are provided as part of this electronic transmission.


       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------                           -----------
(1-A)                   Purchase Agreement, dated October 26, 1999, among U S WEST
                        Communications, Inc., Salomon Smith Barney Inc., ABN AMRO
                        Incorporated, Banc of America Securities LLC and Chase
                        Securities Inc., as representatives of the initial
                        purchasers named therein (Exhibit 1-A to Form S-4
                        Registration Statement No. 333-32124, filed March 10, 2000).
(2-A)                   Articles of Merger including the Plan of Merger between The
                        Mountain States Telephone and Telegraph Company (renamed
                        U S WEST Communications, Inc.) and Northwestern Bell
                        Telephone Company. (Exhibit 2-A to Form SE filed on
                        January 8, 1991, File No. 1-3040).
(2-B)                   Articles of Merger including the Plan of Merger between The
                        Mountain States Telephone and Telegraph Company (renamed
                        U S WEST Communications, Inc.) and Pacific Northwest Bell
                        Telephone Company. (Exhibit 2-B to Form SE filed on
                        January 8, 1991, File No. 1-3040).
(3-A)                   Restated Articles of Incorporation of the Registrant.
                        (Exhibit 3-A to Form 10-K/A filed on April 13, 1998, File
                        No. 1-3040).

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------                           -----------
(3-B)                   Bylaws of the Registrant, as amended. (Exhibit 3-B to
                        Form 10-K/A filed on April 13, 1998, File No. 1-3040).
(4-A.3)                 Registration Rights Agreement, dated October 26, 1999,
                        between U S WEST Communications, Inc. and the initial
                        purchasers named therein (Exhibit 4a to Form 10-K for the
                        period ended December 31, 1999, File No. 1-3040).
(4-B)                   Form of Letter of Transmittal (Exhibit 4-B to Form S-4
                        Registration Statement No. 333-32124, filed March 10, 2000).
(4-C)                   Indenture dated as of October 15, 1999 by and between
                        U S WEST Communications, Inc. and Bank One Trust Company,
                        NA as Trustee (Exhibit 4b to Form 10-K for the period ended
                        December 31, 1999, File No. 1-3040). The form or forms of
                        debt securities with respect to each particular series of
                        debt securities registered hereunder will be filed as an
                        exhibit to a Current Report on Form 8-K of U S WEST
                        Communications, Inc. and incorporated herein by reference.
(5-A.1)                 Opinion of Cadwalader, Wickersham & Taft with respect to
                        legality of the securities being registered (Exhibit 5-A.1 to Form S-4 Registration Statement No. 333-32124, filed
                        March 10, 2000).
(5-A.2)                 Opinion of Thomas O. McGimpsey, Senior Attorney and
                        Assistant Secretary of U S WEST Communications, Inc., with respect to legality of the securities being registered
                        (Exhibit 5-A.2 to Form S-4 Registration Statement
                        No. 333-32124, filed March 10, 2000).
(8)                     Opinion of Cadwalader, Wickersham & Taft with respect to
                        certain tax matters (included in Exhibit 5-A.1).
(10-A)                  Reorganization and Divestiture Agreement dated as of
                        November 1, 1983, between American Telephone and Telegraph
                        Company, U S WEST Inc., and certain of their affiliated
                        companies, including The Mountain States Telephone and
                        Telegraph Company, Northwestern Bell Telephone Company,
                        Pacific Northwest Bell Telephone Company and NewVector
                        Communications, Inc. (Exhibit 10-A to Form 10-K for the
                        period ended December 31, 1983, File No. 1-3040).
(10-B)                  Shared Network Facilities Agreement dated as of January 1,
                        1984, between American Telephone and Telegraph Company, AT&T
                        Communications of the Midwest, Inc. and The Mountain States
                        Telephone and Telegraph Company (Exhibit 10-B to Form 10-K
                        for the period ended December 31, 1983, File No. 1-3040).
(10-C)                  Agreement Concerning Termination of the Standard Supply
                        Contract effective December 31, 1983, between American
                        Telephone and Telegraph Company, Western Electric Company,
                        Incorporated, The Mountain States Telephone and Telegraph
                        Company and Central Services Organization (Exhibit 10-D to
                        Form 10-K for the period ended December 31, 1983, File
                        No. 1-3040).
(10-D)                  Agreement Concerning Certain Centrally Developed Computer
                        Systems effective December 31, 1983, between American
                        Telephone and Telegraph Company, Western Electric Company,
                        Incorporated, The Mountain States Telephone and Telegraph
                        Company and Central Services Organization (Exhibit 10-E to
                        Form 10-K for the period ended December 31, 1983, File
                        No. 1-3040).
(10-E)                  Agreement Concerning Patents, Technical Information and
                        Copyrights effective December 31, 1983, between American
                        Telephone and Telegraph Company and U S WEST, Inc.
                        (Exhibit 10-F to Form 10-K for the period ended
                        December 31, 1983, File No. 1-3040).

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------                           -----------
(10-F)                  Agreement Concerning Liabilities, Tax Matters and
                        Termination of Certain Agreements dated as of November 1,
                        1983, between American Telephone and Telegraph Company,
                        U S WEST, Inc., The Mountain States Telephone and Telegraph
                        Company and certain of their affiliates (Exhibit 10-G to
                        Form 10-K for the period ended December 31, 1983, File
                        No. 1-3040).
(10-G)                  Agreement Concerning Trademarks, Trade Names and Service
                        Marks effective December 31, 1983, between American
                        Telephone and Telegraph Company, American Information
                        Technologies Corporation, Bell Atlantic Corporation,
                        BellSouth Corporation, Cincinnati Bell, Inc., NYNEX
                        Corporation, Pacific Telesis Group, The Southern New England
                        Telephone Company, Southwestern Bell Corporation and
                        U S WEST, Inc. (Exhibit 10-I to Form 10-K for the period
                        ended December 31, 1984, File No. 1-3040).
(10-H)                  Shareholders' Agreement dated as of January 1, 1988, between
                        Ameritech Services, Inc., Bell Atlantic Management Services,
                        Inc., BellSouth Services, Incorporated, NYNEX Service
                        Company, Pacific Bell, Southwestern Bell Telephone Company,
                        The Mountain States Telephone and Telegraph Company,
                        Northwestern Bell Telephone Company and Pacific Northwest
                        Bell Telephone Company (Exhibit 10-H to Form SE dated
                        March 5, 1992, File No. 1-3040).
(10-I)                  Form of Agreement for Purchase and Sale of Telephone
                        Exchanges, dated as of June 16, 1999, between Citizens
                        Utilities Company and U S WEST Communications, Inc.
                        (Exhibit 99-B to Form 8-K dated June 17, 1999, File
                        No. 1-3040).
(10-J)                  364-Day $800 Million Credit Agreement, dated May 19, 1999, with The Banks Listed Therein and Morgan Guaranty Trust
                        Company of New York, as administrative agent. (Exhibit 10-J to Form 10-Q for the period ended June 30, 1999, File
                        No. 1-3040).
(10-K)                  Amendment No. 1 to Credit Agreement dated as of June 11,
                        1999, to the 364-Day $800 Million Credit Agreement, dated as of May 19, 1998, among U S WEST Communications, Inc.,
                        U S WEST, Inc., the Banks listed on the signature pages
                        thereto and Morgan Guaranty Trust Company of New York, as
                        administrative agent. (Exhibit 10-K to Form 10-Q for the
                        period ended June 30, 1999, File No. 1-3040).
(12)                    Computation of Ratio of Earnings to Fixed Charges (Exhibit
                        12 to Form S-4 Registration Statement No. 333-32124, filed
                        March 10, 2000).
(21)                    Subsidiaries of the Registrant (Exhibit 21 to U S WEST, Inc.
                        Form 10-K for the year ended December 31, 1999).
23-A                    Consent of Arthur Andersen LLP.
(23-B)                  Consent of Cadwalader, Wickersham & Taft (included in
                        Exhibit 5-A.1).
(24)                    Powers of Attorney (Exhibit 24 to Form S-4 Registration
                        Statement No. 333-32124, filed March 10, 2000).
(25)                    Statement of Eligibility of Trustee (Form T-1) (Exhibit 25
                        to Form S-4 Registration Statement No. 333-32124, filed
                        March 10, 2000).


ITEM 22. UNDERTAKINGS.

    (a) The undersigned hereby undertakes:

    (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) under the Securities Act, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 under the Securities Act, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (c) The undersigned hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (d) The undersigned hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (e) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (f) The undersigned hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed part of the registration statement as of the time it was declared effective.

        (5) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 24th day of March, 2000.


                                                       U S WEST COMMUNICATIONS, INC.

                                                       By:           /s/ THOMAS O. MCGIMPSEY
                                                            -----------------------------------------
                                                                       Thomas O. McGimpsey
                                                                       ASSISTANT SECRETARY

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

PRINCIPAL EXECUTIVE OFFICER:


              /s/ SOLOMON D. TRUJILLO*
     -------------------------------------------       President and Chief Executive Officer
                 Solomon D. Trujillo

PRINCIPAL FINANCIAL OFFICER AND ACCOUNTING OFFICER:

                 /s/ ALLAN R. SPIES*
     -------------------------------------------       Vice President and Chief Financial Officer
                   Allan R. Spies

CONTROLLER:

                /s/ JANET K. COOPER*
     -------------------------------------------       Vice President--Finance and Controller
                   Janet K. Cooper

DIRECTORS:

              /s/ SOLOMON D. TRUJILLO*
     -------------------------------------------       Director
                 Solomon D. Trujillo

                 /s/ ALLAN R. SPIES*
     -------------------------------------------       Director
                   Allan R. Spies

                /s/ JANET K. COOPER*
     -------------------------------------------       Director
                   Janet K. Cooper

*BY POWER OF ATTORNEY

               /s/ THOMAS O. MCGIMPSEY
     -------------------------------------------
                 Thomas O. McGimpsey
                  Attorney-in-fact



Dated: March 24, 2000

                                EXHIBIT INDEX(1)


       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------                           -----------
(1-A)                   Purchase Agreement, dated October 26, 1999, among U S WEST
                        Communications, Inc., Salomon Smith Barney Inc., ABN AMRO
                        Incorporated, Banc of America Securities LLC and Chase
                        Securities Inc., as representatives of the initial
                        purchasers named therein (Exhibit 1-A to Form S-4
                        Registration Statement No. 333-32124, filed March 10, 2000).
(2-A)                   Articles of Merger including the Plan of Merger between The
                        Mountain States Telephone and Telegraph Company (renamed
                        U S WEST Communications, Inc.) and Northwestern Bell
                        Telephone Company. (Exhibit 2-A to Form SE filed on
                        January 8, 1991, File No. 1-3040).
(2-B)                   Articles of Merger including the Plan of Merger between The
                        Mountain States Telephone and Telegraph Company (renamed
                        U S WEST Communications, Inc.) and Pacific Northwest Bell
                        Telephone Company. (Exhibit 2-B to Form SE filed on
                        January 8, 1991, File No. 1-3040).
(3-A)                   Restated Articles of Incorporation of the Registrant.
                        (Exhibit 3-A to Form 10-K/A filed on April 13, 1998, File
                        No. 1-3040).
(3-B)                   Bylaws of the Registrant, as amended. (Exhibit 3-B to
                        Form 10-K/A filed on April 13, 1998, File No. 1-3040).
(4-A.3)                 Registration Rights Agreement, dated October 26, 1999,
                        between U S WEST Communications, Inc. and the initial
                        purchasers named therein (Exhibit 4a to Form 10-K for the
                        period ended December 31, 1999, File No. 1-3040).
(4-B)                   Form of Letter of Transmittal (Exhibit 4-B to Form S-4
                        Registration Statement No. 333-32124, filed March 10, 2000).
(4-C)                   Indenture dated as of October 15, 1999 by and between
                        U S WEST Communications, Inc. and Bank One Trust Company,
                        NA as Trustee (Exhibit 4b to Form 10-K for the period ended
                        December 31, 1999, File No. 1-3040). The form or forms of
                        debt securities with respect to each particular series of
                        debt securities registered hereunder will be filed as an
                        exhibit to a Current Report on Form 8-K of U S WEST
                        Communications, Inc. and incorporated herein by reference.
(5-A.1)                 Opinion of Cadwalader, Wickersham & Taft with respect to
                        legality of the securities being registered (Exhibit 5-A.1 to Form S-4 Registration Statement No. 333-32124, filed
                        March 10, 2000).
(5-A.2)                 Opinion of Thomas O. McGimpsey, Senior Attorney and
                        Assistant Secretary of U S WEST Communications, Inc., with respect to legality of the securities being registered
                        (Exhibit 5-A.2 to Form S-4 Registration Statement
                        No. 333-32124, filed March 10, 2000).
(8)                     Opinion of Cadwalader, Wickersham & Taft with respect to
                        certain tax matters (included in Exhibit 5-A.1).
(10-A)                  Reorganization and Divestiture Agreement dated as of
                        November 1, 1983, between American Telephone and Telegraph
                        Company, U S WEST Inc., and certain of their affiliated
                        companies, including The Mountain States Telephone and
                        Telegraph Company, Northwestern Bell Telephone Company,
                        Pacific Northwest Bell Telephone Company and NewVector
                        Communications, Inc. (Exhibit 10-A to Form 10-K for the
                        period ended December 31, 1983, File No. 1-3040).


------------------------

(1) Exhibits identified in parentheses are on file with the Commission and are incorporated herein by reference to such previous filings. All other exhibits are provided as part of this electronic transmission.

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------                           -----------
(10-B)                  Shared Network Facilities Agreement dated as of January 1,
                        1984, between American Telephone and Telegraph Company, AT&T
                        Communications of the Midwest, Inc. and The Mountain States
                        Telephone and Telegraph Company (Exhibit 10-B to Form 10-K
                        for the period ended December 31, 1983, File No. 1-3040).
(10-C)                  Agreement Concerning Termination of the Standard Supply
                        Contract effective December 31, 1983, between American
                        Telephone and Telegraph Company, Western Electric Company,
                        Incorporated, The Mountain States Telephone and Telegraph
                        Company and Central Services Organization (Exhibit 10-D to
                        Form 10-K for the period ended December 31, 1983, File
                        No. 1-3040).
(10-D)                  Agreement Concerning Certain Centrally Developed Computer
                        Systems effective December 31, 1983, between American
                        Telephone and Telegraph Company, Western Electric Company,
                        Incorporated, The Mountain States Telephone and Telegraph
                        Company and Central Services Organization (Exhibit 10-E to
                        Form 10-K for the period ended December 31, 1983, File
                        No. 1-3040).
(10-E)                  Agreement Concerning Patents, Technical Information and
                        Copyrights effective December 31, 1983, between American
                        Telephone and Telegraph Company and U S WEST, Inc.
                        (Exhibit 10-F to Form 10-K for the period ended
                        December 31, 1983, File No. 1-3040).
(10-F)                  Agreement Concerning Liabilities, Tax Matters and
                        Termination of Certain Agreements dated as of November 1,
                        1983, between American Telephone and Telegraph Company,
                        U S WEST, Inc., The Mountain States Telephone and Telegraph
                        Company and certain of their affiliates (Exhibit 10-G to
                        Form 10-K for the period ended December 31, 1983, File
                        No. 1-3040).
(10-G)                  Agreement Concerning Trademarks, Trade Names and Service
                        Marks effective December 31, 1983, between American
                        Telephone and Telegraph Company, American Information
                        Technologies Corporation, Bell Atlantic Corporation,
                        BellSouth Corporation, Cincinnati Bell, Inc., NYNEX
                        Corporation, Pacific Telesis Group, The Southern New England
                        Telephone Company, Southwestern Bell Corporation and
                        U S WEST, Inc. (Exhibit 10-I to Form 10-K for the period
                        ended December 31, 1984, File No. 1-3040).
(10-H)                  Shareholders' Agreement dated as of January 1, 1988, between
                        Ameritech Services, Inc., Bell Atlantic Management Services,
                        Inc., BellSouth Services, Incorporated, NYNEX Service
                        Company, Pacific Bell, Southwestern Bell Telephone Company,
                        The Mountain States Telephone and Telegraph Company,
                        Northwestern Bell Telephone Company and Pacific Northwest
                        Bell Telephone Company (Exhibit 10-H to Form SE dated
                        March 5, 1992, File No. 1-3040).
(10-I)                  Form of Agreement for Purchase and Sale of Telephone
                        Exchanges, dated as of June 16, 1999, between Citizens
                        Utilities Company and U S WEST Communications, Inc.
                        (Exhibit 99-B to Form 8-K dated June 17, 1999, File
                        No. 1-3040).
(10-J)                  364-Day $800 Million Credit Agreement, dated May 19, 1999, with The Banks Listed Therein and Morgan Guaranty Trust
                        Company of New York, as administrative agent. (Exhibit 10-J to Form 10-Q for the period ended June 30, 1999, File
                        No. 1-3040).
(10-K)                  Amendment No. 1 to Credit Agreement dated as of June 11,
                        1999, to the 364-Day $800 Million Credit Agreement, dated as of May 19, 1998, among U S WEST Communications, Inc.,
                        U S WEST, Inc., the Banks listed on the signature pages
                        thereto and Morgan Guaranty Trust Company of New York, as
                        administrative agent. (Exhibit 10-K to Form 10-Q for the
                        period ended June 30, 1999, File No. 1-3040).
(12)                    Computation of Ratio of Earnings to Fixed Charges (Exhibit
                        12 to Form S-4 Registration Statement No. 333-32124, filed
                        March 10, 2000).
(21)                    Subsidiaries of the Registrant (Exhibit 21 to
                        U S WEST, Inc. Form 10-K for the year ended December 31,
                        1999).
23-A                    Consent of Arthur Andersen LLP.

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------                           -----------
(23-B)                  Consent of Cadwalader, Wickersham & Taft (included in
                        Exhibit 5-A.1).
(24)                    Powers of Attorney (Exhibit 24 to Form S-4 Registration
                        Statement No. 333-32124, filed March 10, 2000).
(25)                    Statement of Eligibility of Trustee (Form T-1) (Exhibit 25
                        to Form S-4 Registration Statement No. 333-32124, filed
                        March 10, 2000).